Exhibit 10.18.2

                                AMENDMENT TO THE
                       CITICORP DEFERRED COMPENSATION PLAN
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      Section 8.3 of the Citicorp Deferred Compensation Plan is hereby amended to add the following sentence at the end of such Section:

                  "In the event the Company permits shares to be withheld or tendered to satisfy any tax withholding obligations, the value of any shares allowed to be withheld or tendered for tax withholding may not exceed the amount allowed consistent with fixed plan accounting in accordance with generally accepted accounting principles."